                                                                   EXHIBIT 10(n)

                            STOCK PURCHASE AGREEMENT

                          Dated as of October 24, 1997

                                  by and among

                             UNITED RENTALS, INC.,
                          a Delaware corporation, and

                              THE SHAREHOLDERS OF
                              RENT-IT CENTER, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page
                                                                                    ----
SECTION 1.       Certain Definitions................................................   1
                 -------------------

SECTION 2.       Transfer of Shares and Payment of Purchase Price...................   5
                 ------------------------------------------------
            2.1  Transfer of Shares.................................................   5
                 ------------------
            2.2  Amount of Purchase Price...........................................   6
                 ------------------------
            2.3  Payment of Purchase Price..........................................   6
                 -------------------------
            2.4  Purchase Price Adjustment..........................................   6
                 -------------------------

SECTION 3.       Representations and Warranties of Rent-It and the Shareholders.....  11
                 --------------------------------------------------------------
            3.1  Organization and Authorization.....................................  11
                 ------------------------------
            3.2  Articles of Incorporation; By-Laws; Minute Books...................  11
                 ------------------------------------------------
            3.3  No Liens - No Violations...........................................  12
                 ------------------------
            3.4  Authorized Capitalization..........................................  12
                 -------------------------
            3.5  Subsidiaries; Investments; Affiliate Notes.........................  12
                 ------------------------------------------
            3.6  Financial Statements...............................................  13
                 --------------------
            3.7  Records and Books of Account.......................................  13
                 ----------------------------
            3.8  Liabilities........................................................  13
                 -----------
            3.9  Title to Assets; Liens and Encumbrances............................  14
                 ---------------------------------------
           3.10  Tangible Assets....................................................  14
                 ---------------
           3.11  Facilities.........................................................  15
                 ----------
           3.12  Leased Assets......................................................  16
                 -------------
           3.13  Trademarks, Service Marks, Trade Names, Patents and Copyrights.....  16
                 --------------------------------------------------------------
           3.14  Contracts; Customers...............................................  17
                 --------------------
           3.15  Labor Relations; Employees.........................................  18
                 --------------------------
           3.16  Legal Proceedings..................................................  19
                 -----------------
           3.17  Orders, Decrees, Etc...............................................  19
                 --------------------
           3.18  Compliance With Law; Permits and Licenses..........................  19
                 -----------------------------------------
           3.19  Changes Since December 31, 1996....................................  21
                 -------------------------------
           3.20  No Material Adverse Change.........................................  22
                 --------------------------
           3.21  Capital Projects and Expenditures..................................  23
                 ---------------------------------
           3.22  Employee Benefits..................................................  23
                 -----------------
           3.23  Governmental Approvals.............................................  26
                 ----------------------
           3.24  Tax Matters........................................................  26
                 -----------
           3.25  Insurance Coverage.................................................  27
                 ------------------
           3.26  Preservation of Property...........................................  28
                 ------------------------
           3.27  Accounts Receivable................................................  28
                 -------------------
           3.28  Representations and Warranties.....................................  28
                 ------------------------------

                                                                                    Page
                                                                                    ----
SECTION 4.       Representations and Warranties of Buyer............................  29
                 ---------------------------------------
            4.1  Good Standing......................................................  29
                 -------------
            4.2  Authorization......................................................  29
                 -------------
            4.3  Representations and Warranties.....................................  29
                 ------------------------------
            4.4  Governmental Approvals.............................................  29
                 ----------------------

SECTION 5.       Conditions of Buyer's Obligations to Close.........................  30
                 ------------------------------------------
            5.1  Agreements and Conditions..........................................  30
                 -------------------------
            5.2  Representations and Warranties.....................................  30
                 ------------------------------
            5.3  No Legal Proceeding................................................  30
                 -------------------
            5.4  Deliveries.........................................................  30
                 ----------
            5.5  Legal Opinion......................................................  31
                 -------------

SECTION 6.       Conditions of Rent-It's and the Shareholders' Obligation to Close..  31
                 -----------------------------------------------------------------
            6.1  Agreements and Conditions..........................................  31
                 -------------------------
            6.2  Representations and Warranties.....................................  31
                 ------------------------------
            6.3  Deliveries.........................................................  31
                 ----------
            6.4  No Legal Proceeding................................................  31
                 -------------------
            6.5  Legal Opinion......................................................  32
                 -------------

SECTION 7.       Deliveries of Rent-It and the Shareholders on the Closing Date.....  32
                 --------------------------------------------------------------
            7.1  Stock Certificates.................................................  32
                 ------------------
            7.2  Corporate Records..................................................  32
                 -----------------
            7.3  Resignations.......................................................  32
                 ------------
            7.4  Consents...........................................................  32
                 --------
            7.5  Possession of Assets...............................................  32
                 --------------------
            7.6  Lease Agreement....................................................  32
                 ---------------
            7.7  Legal Opinion......................................................  32
                 -------------
            7.8  Employment or Consulting Agreements................................  33
                 -----------------------------------

SECTION 8.       Deliveries of Buyer on the Closing Date............................  33
                 ---------------------------------------

SECTION 9.       Additional Covenants...............................................  33
                 --------------------
            9.1  Cooperation of Buyer, Rent-It and the Shareholders.................  33
                 --------------------------------------------------
            9.2  Further Assurances of Rent-It, the Shareholders and Buyer..........  34
                 ---------------------------------------------------------
            9.3  Non-Competition Covenant...........................................  35
                 ------------------------
            9.4  No Disparagement...................................................  36
                 ----------------

SECTION 10.      Indemnification....................................................  37
                 ---------------
           10.1  Indemnification by Rent-It and the Shareholders....................  37
                 -----------------------------------------------
           10.2  Indemnification by Buyer...........................................  37
                 ------------------------

                                                                                    Page
                                                                                    ----
           10.3  Procedures for Third Party Indemnification.........................  38
                 ------------------------------------------
           10.4  Right of Set Off...................................................  38
                 ----------------

SECTION 11.      Survival of Representations; Effect of Certificates................  39
                 ---------------------------------------------------

SECTION 12.      Brokerage Indemnity................................................  39
                 -------------------

SECTION 13.      Notices............................................................  39
                 -------

SECTION 14.      Termination........................................................  41
                 -----------

SECTION 15.      Miscellaneous......................................................  42
                 -------------
           15.1  Entire Agreement...................................................  42
                 ----------------
           15.2  Taxes..............................................................  43
                 -----
           15.3  Governing Law......................................................  43
                 -------------
           15.4  Arbitration........................................................  43
                 -----------
           15.5  Representation by Counsel..........................................  43
                 -------------------------
           15.6  Benefit of Parties; Assignment.....................................  44
                 ------------------------------
           15.7  Pronouns...........................................................  44
                 --------
           15.8  Headings...........................................................  44
                 --------
           15.9  Expenses...........................................................  45
                 --------
          15.10  Counterparts.......................................................  45
                 ------------

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT, dated as of October 24, 1997 (this "Agreement"), is by and among UNITED RENTALS, INC., a Delaware corporation ("Buyer"), and the persons whose names are listed on the signature page of this Agreement (the "Shareholders").

                                   RECITALS:
                                   --------

     A. The Shareholders own, of record and beneficially, all of the issued and outstanding capital stock of Rent-It Center, Inc., a Utah corporation ("Rent-It"), which is engaged in the business of renting and selling equipment in the state of Utah.

     B. Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to Buyer, on the terms and conditions set forth herein, all of the issued and outstanding capital stock of Rent-It.

                                 AGREEMENT
                                 ---------

          NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

          SECTION 1.  Certain Definitions.  For purposes of this Agreement, the
                      -------------------
following terms shall have the respective meanings set forth below:

          "Actions" mean any claims, actions, suits, proceedings and investigations, whether at law or in equity, before any court, arbitrator, arbitration panel or Governmental Authority.

          "Affiliate" of a party means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such party.

          "Balance Sheet" has the meaning specified in Section 3.6 below.

          "Balance Sheet Date" means September 30, 1997.

          "Business" means Rent-It's equipment rental and sales business.

          "Buyer's Stock" means shares of common stock, $.001 par value, of Buyer.

          "Closing" means the closing of the transactions contemplated hereby, which shall take place at the office of Holme Roberts & Owen LLP, Salt Lake City, Utah, on the Closing Date commencing at 11:00 A.M., or at such other time or place as the parties may agree upon in writing, and shall be effective as of the close of business on the Closing Date.

          "Closing Date" means October 24, 1997, or such other date as the parties may agree upon in writing.

           "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

          "Contracts" mean all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements, sales orders and purchase orders of every kind, whether written or oral.

          "Damages" mean losses, liabilities, obligations, penalties, costs, damages, claims and expenses (including reasonable costs of investigation and attorneys' fees and disbursements).

          "Equipment" means all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, tools, supplies, equipment and other tangible personal property owned by Rent-It and used in connection with the Business.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means Rent-It and each corporation, partnership or other trade or business, whether or not incorporated, which is or has been treated as a single employer or controlled group member with Rent-It pursuant to Code Section 414 or ERISA Section 4001.

          "Environmental Law" has the meaning given in Section 3.18(c).

          "Facilities" shall mean the rental yards, stores, offices, maintenance and storage facilities, shops, warehouses, improvements, other structures, and all real property and related facilities which are owned or leased by Rent-It and located at 955 West 2100 South and 980 West 2100 South, Salt Lake City, Utah.

           "Financial Statements" means those financial statements of Rent-It referred to in Section 3.6.

          "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, Federal, state, provincial or local.

          "Inventory" means all of Rent-It's inventory held for resale and all of Rent-It's new repair or replacement parts, supplies and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

           "Laws" mean laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

          "Liabilities" mean debts (including interest thereon and any prepayment penalties applicable thereto), liabilities, claims, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, matured or unmatured, or of any other nature.

          "Lien" means any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest or encumbrance of any nature.

          "Material" with respect to Rent-It means an event, change or effect substantially related to the condition (financial or otherwise), operations or prospects of the Business of Rent-It as currently conducted.

          "Material Adverse Effect" means an event, change or effect that substantially and adversely affects the condition (financial or otherwise), operations or prospects of the Business of Rent-It, as currently conducted.

          "Net Current Position" means with respect to Rent-It the difference between the current assets (including all accrued but unbilled revenues) and current liabilities (excluding the current portion of long-term debt) of Rent-It on the Closing Date. For purposes of calculating the Net Current Position, accounts receivable of Rent-It that are less than 90 days old on the Effective Date shall be valued at 100% of their face value, and accounts receivable that are over 89 days old shall be valued at 90% of their face value.

          "Permits and Licenses" mean those municipal, state and federal consents, orders, filings, franchisees, permits, licenses, agreements, waivers and authorizations used in Rent-It's Business, including those listed on
Schedule 3.18.

          "Person" means any natural person, corporation, trust, business trust, joint venture, association, company, firm, partnership, limited liability company or other entity or Governmental Authority.

          "Plan" has the meaning given in Section 3.22.

          "Proportionate Share" with respect to Rent-It means, for each Shareholder, that Shareholder's percentage interest in the capital stock of the Rent-It, determined by dividing the number of shares of capital stock of Rent-It held by that Shareholder by the number of Shares of Rent-It.

          "Proprietary Right" means any trade name, trademark, trade secret, know-how, service mark, patent or copyright and any application for any of the foregoing.

          "Rental Equipment" means all Equipment held by Rent-It for rental on a commercial or consumer basis.

          "Returns" mean all returns, declarations, reports, forms, estimates, information returns and statements required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

          "Shares" mean all of the issued and outstanding shares of common stock of Rent-It.

          "Taxes" mean all taxes, charges, fees, levies, customs, duties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll and franchise taxes imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

          As used in this Agreement, the terms "to the knowledge," "known to," and other phrases of like substance are to be broadly construed (i) to include the knowledge of Rent-It and the Shareholders, and (ii) to represent that Rent-It and the Shareholders have caused a thorough inquiry and investigation to be made into the matter represented to be true.

          SECTION 2.  Transfer of Shares and Payment of Purchase Price.
                      -------------------------------------------------

          2.1  Transfer of Shares.  Based upon and subject to the terms,
               ------------------
agreements, warranties, representations and conditions of this Agreement, the Shareholders hereby agree to sell, convey, transfer, assign and deliver to Buyer on the Closing Date, and Buyer hereby agrees to buy and accept on the Closing date, all of the Shares of Rent-It held by the Shareholders.

          2.2  Amount of Purchase Price.  The total consideration (the "Purchase
               ------------------------
Price") to be paid by Buyer for the Shares shall be $4,500,000 (plus or minus any Purchase Price adjustment as provided in paragraph 2.4).

          2.3  Payment of Purchase Price.  On the Closing Date, Buyer shall pay
               -------------------------
to the Shareholders in accordance with their Proportionate Share the Purchase Price described in Section 2.2 less $250,000 (which shall be held back subject to the provisions of Section 2.4) by means of a wire transfer of immediately available funds to the account number and depository previously designated by each Shareholder (or otherwise as directed by each Shareholder), except that Forrest Burnett, as trustee of the Forrest H. Burnett Trust, shall receive a convertible note in the principal amount of $300,000 in the form of Exhibit A attached in lieu of $300,000 of cash Purchase Price.

          2.4 Purchase Price Adjustment. The Purchase Price described in Section
              --------------------------
2.2 shall be adjusted as follows:

          (a) Long-Term Debt.  The amount shall be reduced by the amount of the
              --------------
long-term debt (including the current portion and any prepayment penalties applicable thereto) of Rent-It on the Closing Date;

          (b) Purchases and Sales.  The amount shall be increased by the
              -------------------
purchase price of Equipment acquired by Rent-It after October 13, 1997, and reduced by the sales price of Equipment of Rent-It sold after October 13, 1997 (provided that no purchase or sale described in this paragraph (b) that exceeds, in the aggregate or individually, more than $25,000 shall have occurred unless approved in advance by Buyer);

           (c) Net Current Position. The amount shall be increased or decreased
               ---------------------
as follows.

          Schedule 2.4 hereto sets out the projected Net Current Position of Rent-It at the Closing Date (the "Projected Net Current Position"), which the Shareholders represent has been prepared on a basis consistent with the Balance Sheet referred to in Section 3.6, other than as specifically set forth in this Agreement. The consideration to be paid to the Shareholders set out in Section
2.2 shall be increased by the amount shown as a positive balance on Schedule 2.4, or decreased by the amount shown as a negative balance on that schedule. Promptly following the Closing Date (but in any event no later than 90 days after the Closing Date) Rent-It shall prepare a schedule showing the actual Net Current Position of Rent-It at the Closing Date (the "Closing Net Current Position"). Buyer shall review the Closing Net Current Position and make any adjustments it considers appropriate. The Closing Net Current Position with such adjustments, if any, shall be given to the Shareholders. The Shareholders shall have a period of 30 days after receipt of the Closing Net Current Position to give to Buyer a notice (an "Objection Notice") specifying in reasonable detail any objections they may have to the Closing Net Current Position. If an Objection Notice is not given by the Shareholders within such 30-day period, then the Closing Net Current Position shall be accepted as final, binding and conclusive on the parties hereto. If an Objection Notice is given by the Shareholders within such 30-day period, the Shareholders and Buyer shall attempt to reconcile such items as are in dispute. If the Shareholders and Buyer are unable to reconcile all such items within 30 days after the date on which the Objection Notice is given, then such items as remain in dispute shall be determined in accordance with the principles set forth in this Section 2.4 by a representative of a firm of independent public accountants designated by a representative of the Shareholders and a representative of Buyer. The determination of the items in dispute shall be final, binding and conclusive on the parties hereto. The fees and expenses of the designated accounting firm mentioned above shall be shared equally by the Shareholders and the Buyer. In the event that the Closing Net Current Position is greater than the Projected Net Current Position, the Buyer shall pay to the Shareholders the amount of such excess in accordance with their Proportionate Share. In the event that the Closing Net Current Position is less than the Projected Net Current Position, the amount of such shortfall shall be deducted from the amount withheld from the Purchase Price at Closing or, if such amount is insufficient, the Shareholders shall pay to the Buyer the amount of such shortfall (or the Buyer may offset amounts owed the Shareholders as provided in Section 10.4), all in accordance with the Shareholders' Proportionate Share.

          (d) Equipment Adjustment.  Schedule 3.10(a) sets forth the asset
              --------------------
description, make, model, original cost and net book value of all Rental Equipment that Seller owns as of the Closing Date. On or prior to 45 days following the Closing Date, personnel of Seller and Buyer shall verify the existence and condition of the Rental Equipment listed on said schedule as necessary to inspect such Rental Equipment. Based on the physical inventory inspection, Buyer shall be entitled to reduce the Purchase Price for each item of Rental Equipment that is either missing or unavailable for rental due to Seller's failure to perform preventive maintenance on said item of Rental Equipment in the ordinary course of business. The value of each piece of Rental Equipment that is missing and the cost to repair each piece of equipment that is unavailable for rental due to Seller's failure to perform preventive maintenance in the ordinary course of business shall be aggregated. If the aggregate value of all missing and unavailable Rental Equipment is less than $50,000, Buyer shall make no adjustment to the Purchase Price. If the aggregate value of said items exceeds $50,000, Buyer shall adjust the Purchase Price by an amount which equals the total aggregate cost of said items, less $50,000. Buyer shall make any adjustment no later than 90 days after the Closing Date, and shall be entitled to retain a portion of the amount held back under Section 2.3, above, equal to said adjustment. For purposes of valuing missing or unavailable Rental Equipment, the personnel of Buyer and Seller shall agree upon a value, or if they cannot agree, an independent third party mutually acceptable to both parties or an arbitrator, as provided by Section 15.4, shall determine the appropriate value to be used in computing any adjustment under this paragraph 2.4(d).

          (e) Timing.  Purchase price adjustments under this Section 2.4 shall
              ------
be completed within 90 days after the Closing Date, and the amount held back under Section 2.3, reduced by amounts described in paragraphs (a) through (d), or the subject of indemnification claims under Section 10 hereof, shall be released to the Shareholders in accordance with their Proportionate Share on or before 180 days after the closing Date. Interest at an annual rate of seven percent shall be paid on all amounts paid to the Shareholders under this paragraph (e) from the Closing Date to the date such amounts are paid. Notwithstanding the foregoing, Buyer shall not be limited to the held back amount as its sole remedy in the event that any Purchase Price adjustment or indemnification exceeds the held back amount. In such event, Buyer shall have the right to collect promptly from Shareholders, in cash, the amount of such excess.

          SECTION 3.  Representations and Warranties of Rent-It and the
                      -------------------------------------------------
Shareholders.  The Shareholders hereby jointly and severally warrant and
------------
represent to and agree with Buyer as follows:


          3.1  Organization and Authorization.  Rent-It is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of Utah, has full power and authority to own, lease and operate its properties and assets and to conduct its Business as now being conducted. Rent-It owns, leases and operates properties, and conducts business only in the State of Utah. Rent-It is qualified or licensed to do business only in the State of Utah. This Agreement has been, and the other agreements, documents required to be delivered by Rent-It and the Shareholders in accordance with the provisions hereof will be, duly executed and delivered on behalf of Rent-It and the Shareholders and constitute the valid and binding obligation of Rent-It and the Shareholders, enforceable against them in accordance with their respective terms.

          3.2  Articles of Incorporation; By-Laws; Minute Books.  True and
               ------------------------------------------------
complete copies of the Articles of Incorporation and By-Laws, as amended, to and including the date hereof, of Rent-It have been delivered to Buyer. The minute books, stock books and stock transfer records of Rent-It, true and complete copies of which have been delivered to Buyer, contain true and complete minutes and records of all issuances and transfers of Shares of Rent-It and of all minutes and records of all meetings, consents, proceedings and other actions of the Shareholders, board of directors and committees of the board of directors of Rent-It since the date of its incorporation.

          3.3  No Liens - No Violations.  Except as provided on Schedule 3.3, no
               ------------------------
consent of any lender, trustee or other Person is required for Rent-It or the Shareholders to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor does any Contract, mortgage or other instrument to which Rent-It or any of the Shareholders is a party or by which Rent-It or any of the Shareholders is bound or affecting any of its or his properties conflicts with or restricts the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Shares are owned of record and beneficially by the Shareholders and are not subject to any Lien or to any restriction on their transfer.

          3.4  Authorized Capitalization.  The authorized capital stock of Rent-
               -------------------------
It consists solely of 500,000 shares of common stock, with $1.00 par value, of which 102,680 shares are issued and outstanding. All Shares of Rent-It are validly issued and outstanding, fully paid and nonassessable, and are owned beneficially and of record by the Shareholders. There are no outstanding warrants, options or rights (preemptive or otherwise) or other securities, plans or agreements that give the holder or any other Person the right to purchase or otherwise acquire (whether from Rent-It, the Shareholders, or an Affiliate of Rent-It or the Shareholders) any Shares of Rent-It or any securities convertible into, or exchangeable or exercisable for, Shares or under which any such warrant, option, right or security may be issued in the future.

          3.5  Subsidiaries; Investments; Affiliate Notes.  Rent-It has no
               ------------------------------------------
directly or indirectly owned subsidiaries and, except as set forth on Schedule
3.5 hereto, has made no advances to or investments in, and does not own any securities of or other interests in, any Person. Schedule 3.5 contains a list of all notes held by Rent-It issued by the Shareholders or any Affiliate of the Shareholders.

          3.6  Financial Statements.  Annexed hereto as Schedule 3.6 are (a)
               --------------------
unaudited financial statements of Rent-It for the three month period ended September 30, 1997, including the balance sheet of Rent-It as of the Balance Sheet Date (the "Balance Sheet") and (b) compiled financial statements of Rent-It as of and for the fiscal years ended June 30, 1995, 1996 and 1997. The financial statements referred to in the preceding sentence are referred to collectively as the "Financial Statements." The Financial Statements in each case have been prepared on an accrual basis of accounting consistently applied throughout the periods covered thereby and fairly present the financial condition, results of operations and cash flows of Rent-It as of, or for the period ended on, their respective dates (subject in the case of interim financial statements to normal year-end adjustments). Since the Balance Sheet Date, Rent-It has conducted its Business in a consistent manner without change of policy or procedure including, without limitation, its practices in connection with the treatment of revenue recognition, capitalization policies, reserves and expenses.

          3.7  Records and Books of Account.  Since January 1, 1996, the records
               ----------------------------
and books of account of Rent-It have been regularly kept and maintained on an accrual basis of accounting consistently applied.

          3.8  Liabilities.  On the Balance Sheet Date, there were no
               -----------
Liabilities of Rent-It that would have been required by an accrual basis of accounting to be included on the balance sheet of Rent-It as of such date other than those Liabilities (including, without limitation, product liabilities) disclosed or provided for on the Balance Sheet or those described in Schedule
3.8. To the knowledge of the Shareholders, there are no other Liabilities of Rent-It except (i) those incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and not in violation of or in conflict with any of the terms, agreements, warranties, representations and conditions of the Shareholders contained in this Agreement, (ii) those set forth on Schedule 3.8 hereto and
(iii) those which would not, individually or in the aggregate, have a Material Adverse Effect on Rent-It.

          3.9  Title to Assets; Liens and Encumbrances.  Rent-It is the owner
               ---------------------------------------
of, and has good and marketable title to, or a valid leasehold interest in, or has the legally enforceable right to use in its Business, all of the assets, properties and rights currently used in the operation of the Business of Rent-It, free and clear of all Liens except for the Liens, if any, set forth on the Balance Sheet or on Schedule 3.9 hereto. The assets, properties and rights referred to in the preceding sentence include, without limitation, all assets, properties, rights and Business of Rent-It shown or reflected on the Balance Sheet or acquired by Rent-It since the Balance Sheet Date. Rent-It owns or has the legally enforceable right to use in its Business all of the assets used by it in the operation and conduct of its Business, or required by it for the normal conduct of its Business, except for those assets leased under leases specifically identified on Schedule 3.11 or 3.12 hereto.

          3.10  Tangible Assets.  Schedule 3.10(a) contains a list of all of the
                ---------------
Equipment owned, leased or otherwise held by Rent-It and used in the Business, including its description, make, model, original cost and net book value, other than Equipment whose value is not material to Rent-It and for which the information described in this sentence is not reasonably available. Schedule 3.10(b) also contains a list of all of the Inventory owned, leased or otherwise held by Rent-It and used in the Business. Schedule 3.10(c) contains a list of all other tangible assets of Rent-It. All of the Inventory is located at the Facilities. The values at which the Equipment are shown on the Balance Sheet have been determined on an accrual basis of accounting consistently applied throughout the periods covered by the Financial Statements. All tangible (other than real property) assets are listed on
Schedule 3.10(a), (b), or (c) and are either owned by Rent-It or leased under an agreement reflected on Schedule 3.11 or 3.12. All Equipment, Inventory and other tangible assets are merchantable, fit for the purpose for which it was procured and are usable in the ordinary course of business, in good working order and condition, normal wear and tear excepted, and are in conformity with all applicable Laws.

          3.11  Facilities.
                ----------
          (a) Each parcel of real property owned or leased by Rent-It, including the legal description and address thereof, is listed on Schedule 3.11(a), and copies of all deeds, purchase documents, mortgages, other encumbrances and title insurance policies or lawyer's title opinions relating to such parcels have been provided to Buyer. Rent-It or its lessor, has good and marketable title to the real property, and such real property is subject only to normal easements and restrictions that do not interfere with Rent-It's current use and intended future use of the real estate.

          (b) Except for the lease of the Facility described on Schedule 3.11, Rent-It does not lease any real property. Rent-It enjoys peaceful and undisturbed possession of the leased premises.

          (c) The Facilities and the improvements thereon, including without limitation all Equipment (including all fixtures) and other tangible assets owned, leased or used by Rent-It at the Facilities are insured to the extent and manner customary in the industry, are sufficient for the operation of the Business as presently conducted and are in conformity, in all Material respects, with all applicable laws, ordinances, orders, regulations and other requirements currently in effect. None of the improvements is subject to any commitment or other arrangement for their sale or use by any Affiliate of Rent-It or third parties.

          3.12  Leased Assets.  Schedule 3.12 sets forth a true and complete
                -------------
list of each lease of assets including, without limitation, motor vehicles, executed by or binding upon Rent-It as lessee or sublessee (the "Leased Assets"), setting forth in each case rental payable thereunder and the term (including any extensions available) thereof. Except as set forth on Schedule 3.12, each such lease is in full force and effect without any default or breach thereof by Rent-It or any other party thereto. Except as set forth on Schedule 3.12, no consent of any lessor or any other party is required under any such lease by reason of or in connection with the transfer of the Leased Assets to Buyer as provided for in this Agreement and to keep such lease in full force and effect after the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. True and complete copies of all leases required to be listed on Schedule 3.12, including all amendments, addenda, waivers and all other binding documents affecting the lessee's rights thereunder, have heretofore been provided to Buyer.

          3.13  Trademarks, Service Marks, Trade Names, Patents and Copyrights.
                --------------------------------------------------------------
Schedule 3.13 hereto sets forth a true and complete list of all Proprietary Rights used by Rent-It in the conduct of its Business. Each such Proprietary Right is owned or licensed by Rent-It and is not subject to any royalty arrangement or dispute. To the knowledge of Rent-It and the Shareholders, no other Proprietary Rights are used in Rent-It's Business as now conducted. No claim has been asserted or, to the knowledge of Rent-It and the Shareholders, threatened, by any

Person with respect to the ownership, validity, license or use of, or any infringement resulting from, any of the Proprietary Rights used by Rent-It.

          3.14  Contracts; Customers.  Schedule 3.14(a) contains a list of all
                --------------------
distribution, agency, franchise, license, sales or commission contracts to which Rent-It is a party or by which it is bound. Schedule 3.7(b) contains a list of all other Contracts not made in the ordinary course of business of Rent-It, and other Contracts involving expenditures or Liability, actual or potential, in excess of $1,000 or otherwise Material to Rent-It to which Rent-It is a party or by which it is bound. Schedules 3.14(a) and (b) hereto contain a true and complete description of the terms and conditions of each Contract on each such schedule to which Rent-It is a party or to which it is subject or by which it is bound that is not in writing.

          A true and complete copy of all Contracts listed on Schedules 3.14(a) and (b) has heretofore been provided to Buyer by Rent-It. Except as set forth on Schedules 3.14(a) and (b), no Contract to which Rent-It is a party or to which it is subject or by which it is bound conflicts with, would be terminated by, would be breached as a result of, would be materially modified or changed by, or requires the consent of any other Person by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such Contracts the loss of which, individually or in the aggregate, would not have a Material Adverse Effect on Rent-It, or the loss of which would involve a loss of less than $1,000 ("Immaterial Contracts"). Each of the Contracts to which Rent-It is a party or to which it is subject or by which it is bound (including, without limitation, those set forth on Schedules 3.14(a) and (b) hereto) is a valid and subsisting Contract of all of the parties thereto in full force and effect without modification, other than Immaterial Contracts. Rent-It has performed all obligations required to be performed by it and is not in default under any Contract, instrument or other document to which it is a party or to which it is subject or by which it is bound, and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder, other than Immaterial Contracts.

          Schedule 3.14(c) is a list of all Customers of Rent-It who have incurred charges of at least $1,000 in the last 12 months. None of such customers has canceled or substantially reduced service or has given notice that it intends to cancel or substantially reduce service.

          3.15  Labor Relations; Employees.  There are no labor strikes,
                --------------------------
disputes, slow downs, work stoppages or other labor troubles or grievances pending or, to the Shareholders' knowledge, threatened against Rent-It. No unfair labor practice complaint before the National Labor Relations Board, no charges pending before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable Governmental Authority, in any case relating to Rent-It or the conduct of its business, is pending or, to the knowledge of the Shareholders, threatened. Rent-It has not received notice, nor has any knowledge, of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct any investigation of or relating to such corporation or the conduct of its Business. To the knowledge of the Shareholders, no officer or key employee of Rent-It, other than Howard Burnett and Vera Burnett, has any plan to terminate his or her employment with Rent-It. Schedule 3.15 is a true and correct list of all employees of Rent-It as of Balance Sheet Date, by job classification, their respective rates of compensation and all perquisites provided to each such employee (i.e., company car, etc.).
                                ----

          3.16  Legal Proceedings.  Except as set forth on Schedule 3.16 hereto,
                -----------------
there are no Actions (whether or not purportedly on behalf of Rent-It) pending or, to the knowledge of the Shareholders, threatened against Rent-It or any of its properties, rights or Business. No Action involving negligence or strict liability has ever been instituted or, to the knowledge of the Shareholders, threatened against Rent-It. Rent-It is not in default with respect to any order, writ, injunction or decree of any Governmental Authority. None of the Actions referred to on Schedule 3.16, individually or in the aggregate, will have a Material Adverse Effect on Rent-It.

          3.17  Orders, Decrees, Etc.  There are no orders, decrees,
                --------------------
injunctions, rulings, publications, decisions, directives, consents, pronouncements or regulations of any court or any Governmental Authority issued against, or, to the knowledge of the Shareholders, binding on, Rent-It which do or may affect, limit or control Rent-It's method or manner of doing business, except for laws, statutes, ordinances, orders and regulations that affect all similarly situated businesses.

          3.18  Compliance With Law; Permits and Licenses.
                ------------------------------------------
          (a) Rent-It has complied and is in compliance with all Laws of any Governmental Authority applicable to it, and to its assets, property and its operations, including, without limitation, Laws relating to zoning, building codes, licensing, permits, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substance control, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes, other than any failure to comply that, individually or in the aggregate, will not result in any Material Liability or have a Material Adverse Effect on Rent-It.

          (b) Rent-It presently holds all the permits, licenses and franchises that are necessary for or Material to its current and known future use, occupancy or operation of its assets or properties or the conduct of the Business; and no notice of violation of any applicable zoning regulations, ordinances or other similar Laws binding on Rent-It with respect to its assets, properties or business has been received by Rent-It, the Shareholders or any of their agents or affiliates. Schedule 3.18(b) lists all permits, licenses and franchises held by Rent-It.

          (c) Other than as set forth on Schedule 3.18(c) hereto, Rent-It has not violated nor is alleged to have violated, nor is in violation of, any Environmental Law, nor has released, treated, stored, disposed of or transported, or arranged or contracted for the release, treatment, storage, disposal or transportation of any Hazardous Substance in violation of any Environmental Law. There are no Hazardous Substances located at, in, on, within or under the surface of Rent-It's Assets, properties or Facilities in Material violation of applicable Environmental Law. Other than as set forth on Schedule 3.18(c) hereto, neither the Shareholders nor Rent-It has received, or has any knowledge of, any request for information, notice of claim, demand, lawsuit, action or other notification from any Governmental Authority or any third party that they or it may be responsible for any threatened or actual release of Hazardous Substances, or be in violation of or in noncompliance with any Environmental Law, and neither the Shareholders nor Rent-It is subject to any agreement, consent, decree, administrative order, notice or enforcement action brought under any Environmental Law. For purposes of this paragraph 3.18(c), "Environmental Law" means any applicable Federal, state, local or Indian law, rule, regulation, ordinance, program, permit, guidance, order, consent, decree or notice of violation pertaining to the protection of natural resources, the environment and the health and safety of employees and the general public; and "Hazardous Substances" means any material, chemical, compound, mixture, substance or waste which is regulated by any Governmental Authority having jurisdiction over any premises, including, but not limited to
(a) any oil or petroleum compounds, flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard to the premises or to any persons on or about the premises or which cause premises to be in violation of any legal requirements, (b) asbestos, (c) polychlorinated biphenyls, (d) and any materials or substance designated as hazardous substances, pursuant to Section 311 of the Clean Waters Act, 33 USC
Section 1251, (e) economic poison as defined in the Federal Insecticide, Fungicide and Rodenticide Act. 7 USC Section 135, (f) new chemical substance or mixture pursuant to 3, 6, 7 of the Toxic Substance Control Act, 15 USC Section 2601, (g) hazardous substances pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act 42 USC Section 9601 and
(h) hazardous substances pursuant to section 1004 of Resource Conservation and Recovery Act, 42 USA Section 6901.

          (d) Except as set forth on Schedule 3.18(d), there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no release from or rupture of any such tank or pipeline, including without limitation any release from or in connection with the filling or emptying of such tank.

          3.19  Changes Since December 31, 1996.  Except as set forth on
                -------------------------------
Schedule 3.19 hereto, since December 31, 1996, Rent-It has not (i) incurred any Liability, except current liabilities in the ordinary course of business consistent with past practice and Liabilities incurred under

Contracts entered into in the ordinary course of business consistent with past practice; (ii) discharged or satisfied any Lien or paid any Liability, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; (iii) sold or transferred any Material Assets or written off any Accounts Receivable, except for the collection of Accounts Receivable in the ordinary course of business; (iv) mortgaged, pledged or subjected to any other Lien of its Assets or properties, other than Liens reflected on the Balance Sheet or as set forth on Schedule 3.9; (v) suffered any losses or waived any rights of substantial value; (vi) granted any bonuses or commissions or increased the compensation payable to any of its employees, directors or officers or increased the aggregate payment of any fees except for customary bonuses and regular salary increases made in accordance with Rent-It's past practices as summarized on Schedule 3.19 or in accordance with the employee benefit plans described on Schedule 3.22; (vii) made any loans to any individuals, firms, corporations or other entities; (viii) declared, made, set aside or paid any dividend, distribution or payment on, or any purchase or redemption of, any Shares or any commitment therefor, other than as described on
Schedule 3.19; (ix) made any Material change in any method of accounting (for book or tax purposes), or (x) entered into any transaction not in the ordinary course of business or agreed (whether or not in writing) to do any of the foregoing. From January 1, 1997, the Business of Rent-It has been operated only in the regular and ordinary course consistent with past practice.

          3.20  No Material Adverse Change.  Since June 30, 1997, there has not
                --------------------------
been any Material adverse change in the condition (financial or otherwise), Business, prospects of the Business as currently conducted, or operations, of Rent-It, nor has there been any damage, destruction or loss to property owned by Rent-It, whether or not covered by insurance, that, individually or in the aggregate, has or will have a Material Adverse Effect on the assets or Business of Rent-It.

          3.21  Capital Projects and Expenditures.  All capital expenditures of
                ---------------------------------
Rent-It since June 30, 1997, are listed on Schedule 3.21 hereto. In addition, all capital projects and capital expenditures committed for or undertaken by Rent-It that have not been completed by the Closing Date as well as the terms of any and all financing arranged in connection therewith and details for payments, if any, made with respect thereto, are set forth on Schedule 3.21 hereto, which also describes all capital commitments of Rent-It that will survive the Closing. Except as set forth on such Schedule 3.21, from June 30, 1997, to the date hereof, Rent-It has not made any additional expenditures or additional commitments for capital expenditures.

          3.22  Employee Benefits.
                -----------------
          (a) Except for the plans of Rent-It set forth on Schedule 3.22 hereto (the "Plans"), neither Rent-It nor any of its ERISA Affiliates maintains or contributes to or has any liability with respect to any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, or any other bonus, incentive, compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, vacation, holiday, fringe benefit, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff or consulting plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated). True and complete copies of all the Plan documents and summary plan descriptions have been furnished to Buyer (along with all related trust agreements, insurance contracts or other funding agreements which implement each Plan, and all other documents, records or other materials related thereto reasonably requested by Buyer).

          (b) With respect to each Plan, the requirements of ERISA, the Code (including, without limitation Part 6 of Subtitle B of Title I of ERISA and Sections 105(h) and 4980B of the Code) and all other applicable laws have been fulfilled in all respects, and copies of all filings with the Internal Revenue Service and the Department of Labor or other applicable Governmental Authority for the three most recent plan years for the Plans have been furnished to Buyer. No written or oral representations have been made to any employee or former employee of Rent-It promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code).

          (c) Neither Rent-It nor any ERISA Affiliate has ever (i) maintained or contributed to any plan subject to Section 412 of the Code and Section 302 of ERISA or (ii) contributed to any "multi-employer plan," as such term is defined in Section 3(37) of ERISA, and neither Rent-It nor any ERISA Affiliate has effected either a "complete withdrawal" or a "partial withdrawal," as those terms are defined in Sections 4203 and 4205, respectively, of ERISA, from any such multi-employer plan.

          (d) Except as set forth on Schedule 3.22 hereto, at the Balance Sheet Date and at the date hereof, there was no bonus, profit sharing, incentive, commission or other compensation of any kind with respect to work done prior to the Balance Sheet Date or the date hereof due to or expected by present or former employees of Rent-It not paid prior to such date or, with respect to compensation for work done prior to the Balance Sheet Date, not fully accrued on the Balance Sheet.

          (e) Each Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of a "qualified plan" under
Section 401(a) of the Code in form and in operation, and such Plan, and each trust (if any) forming a part thereof, has received a favorable determination letter, or a favorable determination letter has been applied for, from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter, or request therefor, that could reasonably be expected to adversely affect the qualification of such Plan or the tax-exempt status of such related trust.

          (f) There are no unfunded liabilities existing under any Plan, and, subject to compliance with applicable notice requirements under ERISA and state laws, each Plan could be terminated promptly following the Closing Date with no liability to Buyer, Rent-It, any ERISA Affiliate or any Person that is under common control, or is treated as a single employer, with Buyer under Section 414 of the Code or ERISA Section 4001.

          (g) With respect to each Plan (i) there have been no non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has liability for breaching of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets in such Plan, and
(iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or, to the knowledge of the Shareholders, threatened, and the Shareholders have no knowledge of any facts that would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          3.23  Governmental Approvals.  To the knowledge of the Shareholders,
                ----------------------
no governmental authorization, approval, order, license, permit, franchise or consent and no registration, declaration or filing by Rent-It or the Shareholders with any Governmental Authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          3.24  Tax Matters.
                -----------
          (a) Rent-It (the "Taxpayer") has duly and timely filed all Returns required to be filed by it. Rent-It is not currently the beneficiary of any extension of time within which to file any Return. No claim has ever been made by an authority in a jurisdiction where Rent-It does not file Returns that it is or may be subject to taxation by that jurisdiction. All Returns filed by the Taxpayer were correct and complete in all material respects. The Taxpayer has paid in full all Taxes (whether or not shown on a Return) required to be paid by the Taxpayer before such payment became delinquent. Rent-It has made adequate provision in the Financial Statements, in conformity with an accrual method of accounting, for the payment of all accrued Taxes not yet payable as of the respective dates of such Financial Statements. All Taxes that the Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

          (b) There are no audits, inquiries, investigations or examinations relating to any of the Taxpayer's Returns pending or threatened, and there are no claims that have been or may be asserted relating to any of the Taxpayer's Returns filed for any year which if determined adversely would result in the assertion by any Governmental Authority of any Tax deficiency against the Taxpayer. There have been no waivers or extensions of statutes of limitations with respect to Taxes by the Taxpayer, or any agreements to extend the time with respect to a Tax assessment or deficiency.

          (c) Rent-It is not a party to any tax-sharing Contract or similar arrangement with any Person. Rent-It has not made a disclosure on a Return pursuant to Code Section 6662(d)(2)(B)(ii) and the Regulations thereunder.

          (d) Rent-It has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholders or other third party.

          (e) Rent-It has not been a member of an affiliated group filing consolidated Federal income tax returns, or has any liability for Taxes of any other person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (f) Rent-It has not filed a consent under Code Section 341(f) concerning collapsible corporations.

          (g) Rent-It is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

          3.25  Insurance Coverage.  Schedule 3.25 hereto describes each
                ------------------
insurance policy (specifying the insured, the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium, and any pending claims thereunder) maintained by Rent-It. Rent-It is not in default in any Material respect with respect to any provisions contained in any such insurance policy, and has not failed to give any notice or present any presently existing Material claims under any such insurance policy in due and timely fashion.

          3.26  Preservation of Property.  Between October 13, 1997 and the
                ------------------------
Closing Date, without Buyer's express prior written consent, Rent-It shall not sell, assign, transfer, mortgage, hypothecate, or otherwise dispose of or encumber any of the assets of Rent-It except for the disposition of Inventory in
the ordinary course of business.   Buyer agrees that Buyer will not unreasonably
withhold written consent to a particular change and/or replacement of property necessary for Rent-It either (i) to perform Rent-It's obligations under this Agreement, or (ii) to conduct the operation of the Business between October 13, 1997 and the Closing Date, provided that such change or replacement does not adversely affect the nature or quality or value of the Assets being purchased by Buyer hereunder.

          3.27  Accounts Receivable.  Schedule 3.27 lists an aging report for
                -------------------
Accounts Receivables (not including any accrued but unbilled revenues) as of October 24, 1997. Accounts Receivable reflected in the Balance Sheet, and all Accounts Receivable arising since the Balance Sheet Date, represent bona fide claims of Rent-It against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said Accounts Receivable were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

          3.28  Investment Representations.
                --------------------------

          (a) Each Shareholder who has elected to acquire a convertible note in the form of Exhibit A (the "Notes"), and who will acquire the Buyer's Stock upon conversion of the Notes, is making such acquisitions for his or her own account for investment and not for distribution, assignment or resale to others;

          (b) Each such Shareholder understands that the issuance of the Notes and the Buyer's Stock has not been registered under the Securities Act of 1933 (the "Act") in reliance upon an exemption therefrom for nonpublic offerings, understands that the Notes and the Buyer's Stock may not be sold or otherwise transferred unless such sale or other transfer is registered under the Act or an exemption form registration is available (and a legend evidencing such restrictions will be placed on the Notes and the Buyer's Stock), and understands that Buyer is under no obligation to register the sale or other transfer of the Notes or the Buyer's Stock;

          (c) Each such Shareholder has sufficient knowledge and experience to evaluate the merits and bear the economic risks of an investment in the Notes and the Buyer's Stock;

          (d) Each such Shareholder has been given the opportunity to ask questions about Buyer's business and has had any such questions answered to his satisfaction; and

          (e) Each such Shareholder is an "accredited investor" as that term is defined in Regulation D promulgated under the Act.

          3.29  Representations and Warranties.  The representations and
                ------------------------------
warranties contained in this Section 3 do not contain any untrue statement of a fact or, to the knowledge of the Shareholders, omit to state a fact necessary in order to make the statements made not misleading. There are no other facts or circumstances known to the Shareholders not disclosed herein that may materially and adversely affect the value of Rent-It's Assets or Business prospects.

          SECTION 4.  Representations and Warranties of Buyer.  Buyer warrants
                      ---------------------------------------
and represents to and agrees with Rent-It and the Shareholders as follows:

          4.1  Good Standing.  Buyer is a corporation duly organized, validly
               -------------
existing and in good standing under the laws of Delaware.

          4.2  Authorization.  The execution and delivery of this Agreement and
               -------------
the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and all other corporate action of Buyer, including all authorizations and ratifications, necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been taken. This Agreement constitutes a binding obligation of enforceable against Buyer in accordance with its terms.
No consent of any lender, trustee or security holder of Buyer, Buyer or any other Person is required for Buyer to enter into and deliver this Agreement and to consummate the transactions contemplated hereby.

          4.3  Representations and Warranties.  The representations and
               ------------------------------
warranties of Buyer contained in this Agreement do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements made not misleading.

          4.4  Governmental Approvals.  No governmental authorization, approval,
               ----------------------
order, license, permit, franchise or consent and no registration, declaration or filing by Buyer with any Governmental Authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          SECTION 5.  Conditions of Buyer's Obligations to Close.  The
                      ------------------------------------------
obligations of Buyer under this Agreement are, at the option of Buyer, subject to the conditions set forth below, which conditions may be waived by Buyer without releasing or waiving any of its rights hereunder.

          5.1  Agreements and Conditions.  On or before the Closing Date, Rent-
               -------------------------
It and the Shareholders shall have complied with and duly performed all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

          5.2  Representations and Warranties.  The representations and
               ------------------------------
warranties of Rent-It and the Shareholders contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          5.3  No Legal Proceeding.  No Action shall have been instituted or
               -------------------
threatened to restrain or prohibit the acquisition by Buyer, and on the Closing Date there are no Actions pending or threatened against the Shareholders or Rent-It that involve a demand for any judgment or Liability, whether or not covered by insurance, and that may result in any Material Adverse Effect on Rent-It.

          5.4  Deliveries.  Buyer shall have received the deliveries to be made
               ----------
by Rent-It and the Shareholders pursuant to Section 7.

          5.5  Legal Opinion.  Buyer shall have received the favorable opinion
               -------------
of Van Cott, Bagley, Cornwall & McCarthy substantially in the form of Exhibit A attached hereto.

          SECTION 6.  Conditions of Rent-It's and the Shareholders' Obligation
                      --------------------------------------------------------
to Close.  The obligations of Rent-It and the Shareholders under this Agreement
--------
are, at the option of Rent-It and the Shareholders, subject to the following express conditions, which conditions may be waived by Rent-It and the Shareholders without releasing or waiving any of the rights hereunder.

          6.1  Agreements and Conditions.  On or before the Closing Date, Buyer
               -------------------------
shall have complied with and duly performed all of the agreements and conditions on its part required to be complied with or performed pursuant to this Agreement on or before the Closing Date.

          6.2  Representations and Warranties.  The representations and
               ------------------------------
warranties of Buyer contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          6.3 Deliveries. The Shareholders shall have received the deliveries to
              -----------
be made by Buyer pursuant to Section 8.

          6.4  No Legal Proceeding.  No action shall have been initiated or
               -------------------
threatened to restrain or prohibit the acquisition by Buyer and on the Closing Date there are no actions pending or threatened against or affecting Buyer that involve a demand for any judgment or liability, whether or not covered by insurance, and that may result in any Material Adverse Effect on Buyer.

          6.5  Legal Opinion.  The Shareholders shall have received the
               -------------
favorable opinion of Holme Roberts & Owen LLP, dated the Closing Date, and in form and substance reasonably satisfactory to the Shareholders, to the effect that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer, that this Agreement constitutes the valid and binding obligation of Buyer and that Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

          SECTION 7.  Deliveries of Rent-It and the Shareholders on the Closing
                      ---------------------------------------------------------
Date.  Rent-It and the Shareholders agree to deliver to Buyer on the Closing
----
Date the following:

          7.1  Stock Certificates.  Certificates representing all of the Shares
               ------------------
being acquired by Buyer hereunder, duly endorsed in blank for transfer or with appropriate stock powers duly executed in blank.

          7.2 Corporate Records. The stock books, minute books and corporate
              ------------------
seal of Rent-It.

          7.3 Resignations. Written resignations of Rent-It's directors and
              -------------
officers.

          7.4  Consents.  All consents required in connection with the execution
               --------
and delivery of this Agreement and the transactions contemplated hereby.

           7.5 Possession of Assets. Possession of the Assets and properties of
               ---------------------
Rent-It held by the Shareholders.

           7.6 Lease Agreement. The Lease Agreement in the form attached as
               ----------------
Exhibit B.

           7.7 Legal Opinion. The legal opinion of Van Cott, Bagley, Cornwall &
               --------------
McCarthy, as described in Section 5.5.

           7.8  Employment or Consulting Agreements.  The Employment or
               -----------------------------------
Consulting Agreements for Messrs. Burnett, Jensen, Guernsey and Johnson in the forms of Exhibits C, D, E and F hereto.

           7.9 Payoff Letters. Payoff letters from the creditors listed on
               ---------------
Schedule 7.6.

           7.10 Revenue Agreement. The Revenue Agreement in the form of Exhibit
                -----------------
G.

          SECTION 8.  Deliveries of Buyer on the Closing Date.  Buyer agrees to
                      ---------------------------------------
deliver to the Shareholders, on the Closing Date the Purchase Price described in
Section 2.2, the Notes described in Section 2.2, the Employment Agreements in the forms of Exhibits C, D, E and F, the Lease Agreement in the form of Exhibit B, and the legal opinion of Holme Roberts & Owen LLP as described in Section 6.5 and the Revenue Agreement in the form of Exhibit G..

          SECTION 9.  Additional Covenants.
                      --------------------

          9.1  Cooperation of Buyer, Rent-It and the Shareholders.  Rent-It and
               --------------------------------------------------
the Shareholders shall cooperate with Buyer, and Rent-It and the Shareholders shall use all reasonable efforts to have the officers, directors and other employees of Rent-It cooperate with Buyer, at Buyer's request and expense, after the Closing, in furnishing information, evidence, testimony and other assistance in connection with any Actions involving the Shareholders and Rent-It and based upon Contracts or acts of Rent-It which were in effect or occurred on or prior to the Closing.

          Buyer, Rent-It and the Shareholders shall each cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other Action, or the preparation of Returns with respect to Taxes or other matters relating to the period prior to the Closing Date, at the Shareholders' cost. Such cooperation shall include the retention and (upon the other party's reasonable request) the provision of records and information, including work papers of Rent-It and its independent auditors, but excluding records and information that are protected by recognized professional privilege, related to tax periods on or prior to the Closing Date, which are reasonably relevant to any such audit, litigation or other Action, or any Returns, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, Rent-It and the Shareholders agree (i) to retain all books and records with respect to Tax matters pertinent to Rent-It relating to the six-year period (or portion thereof) prior to the Closing, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, Buyer, Rent-It or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

          Rent-It and the Shareholders agree that for a period of three months after the Closing Date they will, upon the written request of Buyer and at Buyer's expense, visit (either alone or with a representative of Buyer, at Buyer's option), any of Rent-It's customers who have declined or ceased, or whom Buyer concludes may decline or cease, to rent or buy Equipment or Inventory formerly provided by the Rent-It and attempt to persuade any such customer to continue to rent or buy from Buyer.

          9.2  Further Assurances of Rent-It, the Shareholders and Buyer.  Rent-
               ---------------------------------------------------------
It and the Shareholders agree at any time and from time to time after the Closing, upon the request of Buyer, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required and to carry out the terms and conditions of this Agreement. The Shareholders shall cause to be prepared, at their sole cost and expense, all short year federal, state and local Returns required by law for Rent-It for the short year ending with the day of the Closing. Each such return shall be prepared by Rent-It's accountants, and shall be delivered to Buyer, together with all necessary supporting schedules, within 75 days following the Closing, for its approval

(but such approval shall not relieve the Shareholders of their responsibility for the Taxes and other amounts that may be assessed under these returns).

          Buyer shall cause such returns to be timely filed with the appropriate authorities. Rent-It shall be entitled to receive all refunds shown on such returns and any such refunds received by Rent-It shall be remitted to the Shareholders within five days of receipt unless otherwise previously credited to the Shareholders. The Shareholders shall be responsible for any and all assessments or deficiencies that may be due or become due in connection with the short period set forth above or prior taxable years of Rent-It, unless any such assessments or deficiencies are caused by changes in Rent-It's financial accounting made at the request of Buyer. The Shareholders shall have the right to examine all of the books and records of Rent-It necessary to determine the items of income, loss, deduction and credit accrued or paid allocable to such short year return period.

          Buyer shall provide to each Shareholder who elects to acquire a Note any opinion of issuer's counsel necessary for such Shareholder to sell Buyer's Stock in compliance with Rule 144.

          9.3  Non-Competition Covenant.  Rent-It and the Shareholders covenant
               ------------------------
for itself and themselves, and its or any of their Affiliates that neither it nor they nor any of its or their Affiliates shall engage, directly or indirectly (whether as owner, partner, shareholder or investor (other than a holder of less than 5% of the shares of a public company), or joint venturer, manager, investor (which shall include any gift), advisor, consultant or otherwise), in the business of equipment rental or sales and any related businesses for a period of five years after the Closing Date in the State of Utah except as an employee of Buyer or any Affiliate of Buyer,
or such other manner as Buyer shall consent to in writing.   Rent-It and the
Shareholders covenant for itself and themselves and its and any of their Affiliates that for a period of five years from and after the Closing Date neither it nor they nor any of its or their Affiliates shall directly or indirectly induce or solicit, or directly or indirectly aid or assist any other Person to induce or solicit, any Person who is (or within the prior twelve months had been) an employee, salesman, agent, consultant, distributor, representative, advisor, customer or supplier of Rent-It to terminate that Person's employment or business relations with such corporation.

          If any provision of this covenant is deemed invalid in whole or in part, it shall be curtailed, whether as to time, geographical area, scope of activity or otherwise, as and to the extent required for its validity under applicable law and, as so curtailed, shall be enforceable. Rent-It and the Shareholders acknowledge that this Section 9.3 and its, their and its or their Affiliates', obligations hereunder are a material inducement and condition to Buyer's entering into this Agreement. In the event of a breach or threatened breach of this paragraph, Buyer shall be entitled to an injunction restraining such breach; however, nothing herein shall be construed as prohibiting Buyer from pursuing any remedy available to Buyer as a result of such breach or threatened breach.

          9.4  No Disparagement.  For the period of the covenant not to compete
               ----------------
set out in Section 9.3, Rent-It and the Shareholders covenant for itself and themselves and its or any of their Affiliates, and Buyer covenants for itself and its Affiliates, that neither party nor its Affiliates shall disparage the other party or its Affiliates. As used in this section "disparage" shall include, in addition to its common law meaning, negative comments concerning Buyer's or any of its Affiliates', Rent-It's or any of its Affiliates', or the Shareholders' or their Affiliates', past, present or future business ethics or management decisions, or the quality or effectiveness of their goods or services.

          SECTION 10.  Indemnification.
                       ---------------

          10.1  Indemnification by Rent-It and the Shareholders.  Rent-It and
                -----------------------------------------------
the Shareholders agree to indemnify Buyer and every Affiliate of Buyer against and hold them harmless from any and all Damages that Buyer or any Affiliate of Buyer may sustain at any time by reason of:

          (a) the breach or inaccuracy (or alleged breach or inaccuracy) of, or failure to comply with (or alleged failure to comply with), any of the warranties, representations, covenants or agreements of Rent-It or the Shareholders contained in this Agreement or in the exhibits or schedules hereto. As used in this Agreement, the terms "alleged breach or inaccuracy" or "alleged failure to comply with" shall only apply to allegations by parties other than Buyer or its Affiliates as to such matters;

          (b) any abatement order, compliance order, consent order, remediation order, clean-up order or exhumation order, potentially responsible party notification or Action against Rent-It arising out of any act or omission of Rent-It or any shareholder, officer, director, employee, predecessor, consultant or agent of Rent-It occurring on or prior to the Closing Date, or any requirements related to remediation of the Facilities based on conditions existing on the Closing Date, including, in each case, any such matter described in any schedule hereto;

          (c) any act or omission of Rent-It, or any shareholder, officer, director, employee, predecessor, consultant or agent of Rent-It, occurring on or prior to the Closing Date.

          10.2  Indemnification by Buyer.  Buyer agrees to indemnify and hold
                ------------------------
Rent-It and the Shareholders and every Affiliate of Rent-It and the Shareholders harmless from and against any and all Damages that Rent-It or the Shareholders or any Affiliate of Rent-It or the Shareholders may sustain at any time by reason of the breach or inaccuracy (or alleged breach or inaccuracy) of, or failure to comply with (or alleged failure to comply with) any warranties, representations, conditions, covenants or agreements of Buyer contained in this Agreement or in any exhibit or schedule hereto, or for any acts or omissions of Buyer after the Closing Date.

          10.3  Procedures for Third Party Indemnification.  In those instances
                ------------------------------------------
in which a third party claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter that is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken, and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

          10.4  Right of Set Off.  In addition to any other rights Buyer has
                ----------------
under this paragraph 10 or elsewhere in this Agreement to indemnification or recoupment, the Shareholders agree that Buyer is entitled to set off any amounts it may owe the Shareholders under this Agreement or any Exhibits hereto, or any other amounts owed to the Shareholders by Buyer, including amounts owed under Section 2.2, against such claims for indemnity or recoupment. Such right of set off may be exercised by Buyer at the time a claim for indemnity or recoupment is made by Buyer. In the event such claim is contested by the Shareholders, and the final resolution of the claim results in a reduction or elimination of such claim, Buyer shall pay to the Shareholders the amount by which the claim is reduced (limited by the amount of the set off applied against such claim) plus interest on such amount at an annual rate equal to the prime rate as announced from time to time by Buyer's primary lender.

          SECTION 11.  Survival of Representations; Effect of Certificates.  The
                       ---------------------------------------------------
parties hereto agree that, subject to the restrictions on Buyer's indemnification rights under Section 10 hereof, all representations, warranties, covenants and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the consummation of the transactions contemplated hereby.

          SECTION 12.  Brokerage Indemnity.  Buyer, on the one hand, and Rent-It
                       -------------------
and the Shareholders, on the other hand, each represent to the other that no broker or finder has been involved with any of the transactions relating to this Agreement except that the Shareholders have engaged Grand Teton Acquisitions to advise them. In the event of a claim by any other broker or finder that such broker or finder represented or was retained by Rent-It and the Shareholders on the one hand, or Buyer, on the other hand, in connection herewith, (or in the event Grand Teton Acquisitions makes any claim against Buyer) Rent-It and the Shareholders or Buyer, as the case may be, agree to indemnify and hold the other harmless from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys' fees and disbursements, which may be incurred in connection with such claim.

          SECTION 13.  Notices.  All notices, requests, demands and other
                       -------
communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

                                 To Rent-It or the Shareholders:

                                 Forrest Burnett
                                 8867 Alta Canyon Drive
                                 Sandy, Utah  84093
                                 Telecopier:

                                        - copy to -

                                 Van Cott, Bagley, Cornwall & McCarthy
                                 50 South Main Street, #1600
                                 Salt Lake City, Utah  84144
                                 Attention:  James F. Wood, Esq.
                                 Telecopier:  (801) 534-0058

                                 To Buyer:

                                 United Rentals, Inc.
                                 Four Greenwich Office Park
                                 Greenwich, Connecticut 06830
                                 Attention:  John N. Milne, Vice Chairman
                                 Telecopier:  (203) 622-6080

                                        - copy to -

                                 Oscar D. Folger, Esq.
                                 521 Fifth Avenue
                                 New York, New York 10175
                                 Telecopier:  (212) 697-9570

                                        - and -

                                 Holme Roberts & Owen LLP
                                 1700 Lincoln, Suite 4100
                                 Denver, Colorado 80203
                                 Attention:  Thomas A. Richardson, Esq.
                                 Telecopier:  (303) 866-0200

provided, that any notice of change of address shall be effective only upon receipt.

          SECTION 14.  Termination.
                       -----------

          14.1 This Agreement may be terminated at any time prior to the Closing by any of the following:

          (a) By mutual written agreement of Buyer and the Shareholders;

          (b) By either Buyer or the Shareholders, if the Closing has not occurred by 11.59:00 p.m., October 31, 1997, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the reason for the Closing's failure to occur;

          (c) Subject to the provisions of Section 14.2, by Buyer, by written notice to the Shareholders, if there has been a material violation or breach of any of the Shareholders' covenants or agreements made herein or in connection herewith or if any representation or warranty of the Shareholders made herein or in connection herewith proves to be materially inaccurate or misleading with respect to Rent-It, taken as a whole; or

          (d) Subject to the provisions of Section 14.2, by the Shareholders, by written notice to Buyer, if there has been a material violation or breach of any of Buyer's covenants or agreements made herein or in connection herewith or if any representation or warranty of Buyer made herein or in connection herewith proves to be materially inaccurate or misleading.

          14.2 If this Agreement is terminated as provided in Section 14.1, then there shall be no liability or obligation on the part of any party hereto (or any of their respective officers, directors or employees) except that if Buyer terminates this Agreement pursuant to clause 14.1(c) or the Shareholders terminates this Agreement pursuant to clause 14.1(d), the non-terminating party shall remain liable for any breach hereof, but any damages shall be limited to the out of pocket costs of the terminating party.

          SECTION 15.  Miscellaneous.
                       -------------

          15.1  Entire Agreement.  This Agreement, including the Exhibits and
                ----------------
Schedules hereto, sets forth the entire agreement and understanding among the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party that is to be bound thereby. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Schedule. This Agreement (including the Exhibits and Schedules hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

          15.2  Taxes.  Any Taxes in the nature of a sales or transfer tax, and
                -----
any stock transfer tax, payable on the sale or transfer of the Shares or the consummation of any other transaction contemplated hereby shall be paid by the Shareholders.

          15.3  Governing Law.  This Agreement and its validity, construction
                -------------
and performance shall be governed in all respects by the laws of the State of Utah without giving effect to principles of conflicts of law.

          15.4  Arbitration.  Any controversy arising after the Closing out of
                -----------
or relating to Section 2.3 of this Agreement shall be settled by arbitration conducted in Salt Lake City, Utah in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise expressly provided in this Agreement). The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

          15.5  Representation by Counsel.  Each party hereto represents and
                -------------------------
agrees with the other that it has been represented by independent counsel of its own choosing; it has had the full right and opportunity to consult with its respective attorneys and other advisors and has availed itself of this right and opportunity; its authorized officers have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's counsel; it is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and its authorized officer is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

          15.6  Benefit of Parties; Assignment.  This Agreement shall be binding
                ------------------------------
upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. The Agreement may not be assigned by either Buyer or the Shareholders except with the prior written consent of the other party or parties. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

          15.7  Pronouns.  Whenever the context requires, the use in this
                --------
Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, the use of the singular shall be deemed to refer also to the plural and the use of the plural shall be deemed to refer also to the singular.

          15.8  Headings.  The headings in the sections, paragraphs and
                --------
Schedules of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein," "hereof," "hereto" and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

          15.9  Expenses.  The parties hereto shall pay all of their own
                --------
expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants and financial advisors.

          15.10  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first written above.

                                   UNITED RENTALS, INC., a Delaware corporation


                                   By:/s/ John N. Milne
                                      -----------------
                                     Name:  John N. Milne
                                     Title: Vice Chairman


No. of Shares owned                Shareholders:


5,300                              /s/ Howard W. Burnett
                                   ---------------------
                                   Howard W. Burnett

25,480                             /s/ Vera E. Burnett
                                   -------------------
                                   Vera E. Burnett

71,900                             /s/ Forrest H. Burnett
                                   ----------------------
                                   Forrest H. Burnett, as Trustee of the Forrest H. Burnett
                                   Trust

                                       46